As filed with the Securities and Exchange Commission on February 4, 2015

Registration No. 333-200628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOLITIONRX LIMITED

(Exact name of registrant as specified in its charter)

Delaware	2835	91-1949078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

Telephone: +1 (646) 650-1351

Facsimile: +32 8172 5651

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19899

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of correspondence to:

Marc G. Alcser, Esq.

Christopher M. Piazza, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

949-725-4000

Darrick M. Mix, Esq.

David A. Sussman, Esq.

Duane Morris LLP

30 S 17th Street

Philadelphia, Pennsylvania 19103

215-979-1000

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-200628) (Registration Statement) of VolitionRx Limited (Registrant) is being filed solely to include Exhibits 1.01 and 5.1 to the Registration Statement and to amend the disclosures in Item 16 of Part II of the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

SEC registration fee	$1,336
Legal fees and expenses	$200,000
Transfer Agent and Registrar Fees and Expenses	$5,000
Accounting fees and expenses	$10,000
Miscellaneous	$-
Total	$216,336

All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the registrant.

Item 14. Indemnification of directors and officers

Indemnification Provisions of the Company’s Certificate of Incorporation

A.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs A and B, above, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D.

Any indemnification under paragraphs A and B, above, (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B, above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

E.

Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized herein.

Delaware Law on Indemnification

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

Item 15. Recent sales of unregistered securities

During the past three years, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

Issuances of Capital Stock:

•

On December 6, 2011, the Company issued 525,000 shares under the terms of its purchase agreement with Valirx Plc as modified, to settle debts of $1,110,000 related to the acquisition of Belgian Volition SA and certain patents.†

•

On or about May 25, 2012, the Company issued an aggregate of 688,101 restricted shares of the Company’s common stock to four (4) U.S. accredited investors and twenty nine (29) non-U.S. investors at a per share price of $1.75 for aggregate proceeds to the Company of $1,019,375. Additionally, each subscriber received a four-year common stock purchase warrant to purchase one share at a price of $2.60 for every two shares subscribed for under the private placement. In addition, as part of the same placement, directors, employees and consultants have converted $184,777 debt due for services on the same terms as the cash subscriptions above, for 105,591 shares of common stock at a price of $1.75 per share, and 52,798 warrants exercisable at a price of $2.60 per share and expiring May 10, 2016.*†

•

On or about July 31, 2012, the Company issued an aggregate of 545,434 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and thirteen (13) Non-U.S. Investors at a per share price of $1.75 for aggregate proceeds to the Company of $932,250. In addition, as part of the same placement, directors converted $22,250 debt due for services on the same terms as the cash subscriptions above, for 12,715 shares of common stock at a price of $1.75 per share.*†

•

On or about October 31, 2012, the Company issued an aggregate of 245,375 restricted shares of the Company’s common stock to six (6) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $490,750.†

•

On or about December 28, 2012, the Company issued an aggregate of 67,000 restricted shares of the Company’s common stock to nine (9) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $134,000.†

•

On or about March 25, 2013, the Company issued an aggregate of 244,792 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and eighteen (18) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $471,000. In addition, as part of the same placement, certain directors and consultants have converted $18,583 debt due for services on the same terms as the cash subscriptions above, for 9,292 shares of common stock at a price of $2.00 per share.*†

•

On or about May 1, 2013, the Company issued an aggregate of 208,000 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and seven (7) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $416,000.*†

•

On or about June 10, 2013, the Company issued an aggregate of 297,500 restricted shares of the Company’s common stock to twenty-seven (27) U.S. Accredited Investors at a per share price of $2.00 for aggregate proceeds to the Company of $595,000.

•

On or about August 7, 2013, the Company issued an aggregate of 225,000 restricted shares of the Company’s common stock to four (4) Non-U.S. Investors at a per share price of $2.00 for aggregate proceeds to the Company of $450,000. Attached to share issuances were 45,000 warrants. Each warrant is immediately exercisable for a period of three years at $2.40 per share.†

•

On or about August 16, 2013, the Company issued an aggregate of 12,448 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and three (3) Non-U.S. Investors, pursuant to the terms of certain consultancy agreements. Under the consultancy agreements, the Company issued an aggregate of 12,448 shares of common stock at fair market value of $2.25 as stated on date of issuance for a total value of $28,000.*†

•

On or about August 30, 2013, the Company issued an aggregate of 15,000 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor, pursuant to the terms of a consultancy agreement. Under the consultancy agreement, the Company issued an aggregate of 15,000 shares of common stock at fair market value of $2.05 as stated on date of issuance for a total value of $30,750.*

•

On or about November 25, 2013, the Company sold 437,320 Units to four (4) non-U.S. investors and one (1) U.S. accredited investor at a price of $2.05 per Unit, for an aggregate amount of $896,500 with a Unit entitling the holder to one restricted share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years. As part of the same private placement, directors, employees and consultants converted $38,423.15 debt due for services on the same terms as the cash subscriptions for 18,743 Units at a price of $2.05 per Unit. Each Unit entitles the holder to one share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years.*†

•

On or about December 31, 2013, the Company sold 29,392 Units to three (3) non-U.S. investors at a price of $2.05 per Unit, for an aggregate amount of $60,250 with a Unit entitling the holder to one share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years.†

•

On or about February 26, 2014, the Company issued an aggregate of 1,500,000 restricted shares of the Company’s common stock to twenty-four (24) non-U.S. investors and twenty four (24) Accredited Investors at a per share price of $2.00 for aggregate proceeds to the Company of $3,000,000. Additionally, each subscriber received a five-year common stock purchase warrant to purchase one share at a price of $2.20 for every share subscribed for under the private placement.*†

•

On or about February 26, 2014, the Company issued 16,667 shares of common stock to one (1) non-U.S. investor at a price of $2.10 per share to settle $35,000 debts for services.†

•

On or about March 25, 2014, the Company issued 12,334 shares of common stock to one (1) non-U.S. investor at a price of $2.10 per share to settle $25,900 debts for services.†

•

On or about March 26, 2014, the Company issued 99,178 shares of common stock to twenty-seven (27) U.S. accredited investors under the terms of the Private Placement Memorandum relating to the prior issue of 297,500 shares of common stock on June 10, 2013, for no additional consideration.*

•

On or about June 5, 2014, the Company issued 160,228 shares of common stock to four (4) non-U.S. investors at a price of $2.20 per share, for an aggregate amount of $352,500.†

•

On or about September 24, 2014, the Company issued 540,796 restricted shares of the Company’s common stock to seven (7) Accredited Investors and ten (10) Non-U.S. Investors, at a per share price of $2.20 for aggregate proceeds to the Company of $1,083,095. In addition, as part of the same placement, certain directors and consultants have converted $106,654 debt due for services on the same terms as the cash subscriptions above, for 48,480 shares of common stock at a price of $2.20 per share.*†

•

On or about September 26, 2014, the Company issued 300,000 restricted shares of the Company’s common stock to twenty three (23) Accredited Investors at a price of $2.50 per share, for an aggregate amount of $750,000.*

•

On or about October 09, 2014, the Company issued 91,757 restricted shares of the Company’s common stock to ten (10) Accredited Investors and seven (7) Non-U.S. Investors at a price of $2.50 per share, for an aggregate amount of $229,392.*†

•

On or about November 17, 2014, the Company issued 237,500 restricted shares of the Company’s common stock to fifteen (15) Accredited Investors at a price of $3.00 per share, for an aggregate amount of $712,004.*

•

On or about November 21, 2014, the Company issued 3,115 restricted shares of the Company’s common stock to six (6) Accredited Investors and six (6) Non-U.S. Investors at a price of $3.00 per share, for an aggregate amount of $9,345.*†

Grants of Stock Options:

•

On November 25, 2011, certain officers and directors of the Company were granted options to purchase an aggregate of 720,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $3 for options vesting in the first year, $4 for options vesting in the second year, and $5 for options vesting in the third year.*†

•

On September 1, 2012, an employee of the Company was granted an option to purchase an aggregate of 30,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $4.31 for options vesting in the first year, $5.31 for options vesting in the second year, and $6.31 for options vesting in the third year.†

•

On December 13, 2012, certain officers and directors of the Company were granted options to purchase an aggregate of 100,000 shares at an exercise price of $3.01 of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011.†

•

On March 20, 2013, certain employees of the Company were granted an option to purchase an aggregate of 37,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year.†

•

On May 16, 2014, a certain consultant of the Company was granted an option to purchase an aggregate of 25,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $3 for options vesting in the first year, $4 for options vesting in the second year, and $5 for options vesting in the third year.*

•

On September 02, 2013, certain employees of the Company were granted an option to purchase an aggregate of 16,300 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year.†

•

On August 18, 2014, certain officers, directors, employees and consultants of the Company were granted options to purchase an aggregate of 670,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $2.50 for options vesting at six (6) months, and, $3 for options vesting at eighteen (18) months. †*#

•

On August 18, 2014, a certain officer of the Company was granted an option to purchase an aggregate of 60,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. The exercise prices are $3 for options vesting in the first year, $4 for options vesting in the second year, and $5 for options vesting in the third year.†#

Issuances of Warrants:

•

During the year ended December 31, 2011, the Company issued 300,000 warrants attached to the issuance of 370,000 shares. The Company has allocated $73,791 of the total $150,000 in proceeds to the value of the warrants. The warrants are exercisable immediately for five years at an exercise price of $0.50, and do not contain any anti-dilution provisions.*†

•

During the year ended December 31, 2011, the Company also issued 450,000 warrants valued at $390,530 to officers and directors of the Company for services rendered to the Company. The warrants are exercisable immediately for five years at exercise prices of $0.50 and $1.05.†

•

On or about May 25, 2012, the Company issued 26,685 warrants exercisable at a price of $1.75 per share and expiring May 10, 2015.*

•

On or about March 20, 2013, the Company issued 200,000 warrants to a consultant for services at an exercise price of $2.47, expiring three years after vesting. 25,000 warrants vest immediately, and the vesting of the remaining 175,000 warrants is contingent upon the achievement of specific milestones.*

•

On or about June 10, 2013, the Company issued 29,750 warrants exercisable for a period of five years at a price of $2.00 per share and expiring May 10, 2015.*

•

On December 31, 2013, the Company issued 35,000 warrants to a consultant for services at an exercise price of $2.40.†

•

On January 28, 2014, the Company issued 10,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for three years.*

•

On or about February 26, 2014, the Company issued 30,975 warrants immediately exercisable for a period of five years at a price of $2.20 per share pursuant to placement agent agreements dated November 19, 2013 and February 10, 2014.*†

•

On September 05, 2014, the Company issued 10,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for three years. †

•

On or about September 26, 2014, the Company issued 24,000 warrants exercisable at a price of $3.00 per share and expiring September 26, 2017 pursuant to a placement agent agreement dated September 22, 2014.*

•

On or about November 17, 2014, the Company issued 19,000 warrants exercisable at a price of $3.75 per share and expiring November 17, 2017 pursuant to a placement agent agreement dated November 12, 2014.*

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

No underwriters were used in connection with any of the foregoing transactions. These issuances were deemed to be exempt from registration under the Securities Act in reliance on (i) Section 4(2) of the Securities Act, including in some cases, Regulation D and Rule 506 promulgated thereunder (as noted by *), and (ii) Rule 903 of Regulation S of the Securities Act, as transactions by an issuer not involving a public offering or sales completed in an “offshore transaction” as defined in Rule 902(h) of Regulation S, as we did not engage in any directed selling efforts in the United States in connection with the sale of the shares and each investor represented to us that the investor was not a “U.S. person” as defined in Regulation S (as noted by †). The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to offer or sell, in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Item 16. Exhibits

(a)

Exhibits

Exhibit Number	Description	Filing
1.01	Form of Underwriting Agreement	Filed herewith.
2.01	Share Purchase Agreement by and between Singapore Volition and Valirx PLC dated September 22, 2010	Filed with the SEC on May 8, 2012 as part of our Amended Current Report on Form 8-K/A.
2.02	Supplementary Agreement to the Share Purchase Agreement by and between Singapore Volition and Valirx PLC dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.01	Amended and Restated Certificate of Incorporation	Filed with the SEC on October 7, 2013 as part of our Current Report on Form 8-K.
3.01(a)	Amendment to Certificate of Incorporation	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
3.01(b)	Certificate for Renewal and Revival of Charter	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.02	Bylaws	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
4.01	2011 Equity Incentive Plan dated November 17, 2011	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.02	Sample Stock Option Agreement	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.03	Sample Stock Award Agreement for Restricted Stock	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.	Filed herewith.
10.01	Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated October 19, 2005	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.02	Patent License Agreement by and between Valirx PLC and Chroma Therapeutics Limited dated October 3, 2007	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.03	Contract Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “Nucleosomics TM ” by and between ValiBio SA and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.04	Non-Exploitation and Third Party Patent License Agreement by and among ValiBio SA, Valirx PLC and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.05#	Agreement by and between Singapore Volition and PB Commodities Pte Limited dated August 6, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.06#	Employment Agreement by and between PB Commodities Pte Ltd and Cameron Reynolds dated September 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.07	Deed of Novation by and among Singapore Volition Pte Limited, Valirx PLC, ValiBio SA and Chroma Therapeutics Limited dated September 22, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.08	Letter of Appointment as Non Executive Director by and between Singapore Volition Pte Limited and Satu Vainikka dated September 22, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.09	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Guy Archibald Innes dated September 23, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.

10.10#	Master Consultancy Services Agreement by and between Singapore Volition Pte Limited and OncoLytika Ltd dated October 1, 2010	Filed with the SEC on April 1, 2013 as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
10.11	Patent License Agreement by and between Singapore Volition and Belgian Volition dated November 2, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.12	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Dr. Alan Colman dated May 25, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.13	License Agreement by and between Singapore Volition and the European Molecular Biology Laboratory dated June 6, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.14	Deed of Novation by and among Imperial College Innovations Limited, Valipharma Limited and HyperGenomics Pte Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.15	Patent License Agreement by and between HyperGenomics Pte Limited and Valipharma Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.16	Consultancy Agreement by and between Singapore Volition Pte Limited and Malcolm Lewin dated July 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.17	Letter of Appointment as Executive Chairman by and between Singapore Volition and Dr. Martin Faulkes dated July 13, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.18	Share Exchange Agreement by and between the Company and Singapore Volition Pte Limited dated September 26, 2011	Filed with the SEC on September 29, 2011 as part of our Current Report on Form 8-K.
10.19	Agreement, Consent and Waiver by and between Standard Capital Corporation and its Shareholders dated September 27, 2011	Filed with the SEC on April 5, 2012 as part of our Amended Current Report on Form 8-K/A.
10.20	Agreement by and between HyperGenomics Pte Limited and PB Commodities Pte Ltd dated October 1, 2011	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.21	Agreement by and between Belgian Volition SA and the Biobank of CHU UCL Mont-Godinne dated August 6, 2012	Filed with the SEC on October 4, 2012 as part of our Amended Registration Statement on Form S-1/A.
10.22	Common Stock Purchase Agreement by and among Volitionrx Limited and the purchasers thereto dated February 26, 2014	Filed with the SEC on February 28, 2014 as part of our Current Report on Form 8-K.
10.23	Service Agreement by and between Singapore Volition and Volition Research Limited dated August 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.24	Settlement Agreement by and between Singapore Volition and Volition Research Limited dated August 11, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.25#	Consultancy Agreement by and between PB Commodities Pte Ltd and Cameron Reynolds effective as of January 1, 2015	Previously filed.
10.26#	Executive Employment Agreement by and between VolitionRx and Cameron Reynolds effective as of January 1, 2015	Previously filed.
10.27#	Consultancy Agreement by and between VolitionRx and Borlaug Limited dated as of January 1, 2015	Previously filed.

10.28#	Employment Agreement by and between VolitionRx and Rodney Rootsaert effective as of January 1, 2015	Previously filed.
10.29#	Master Consultancy Services Agreement by and between Belgian Volition and OncoLytika Ltd. dated January 1, 2014	Previously filed.
10.30#	Agreement by and between VolitionRx and Isosceles Finance Limited dated May 2, 2014	Previously filed.
10.31#	Letter of Appointment as Non-Executive Director by and between VolitionRx and Dr. Habib Skaff dated May 28, 2014	Previously filed.
14.1	Code of Ethics	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
21.1	List of Subsidiaries	Filed with the SEC on October 13, 2011 as part of our Current Report on Form 8-K.
23.1	Auditor Consent	Previously filed.
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)	Filed herewith.
24.1	Powers of Attorney (included on signature page to this Registration Statement)	Previously filed.
101.INS	XBRL Instance Document	Previously filed.
101.SCH	XBRL Taxonomy Extension Schema Document	Previously filed.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Previously filed.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Previously filed.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Previously filed.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Previously filed.

# Management contract or compensatory plan.

(a)

Financial Statement Schedules - schedules have been omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7.

The undersigned registrant hereby undertakes that:

i.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

ii.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it authorized this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, in the city of Namur, Belgium on this 4th day of February 2015.

/s/ Cameron Reynolds

By: Cameron Reynolds

Its: President, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

	Signature	Title	Date

	/s/ Cameron Reynolds	President, Principal Executive Officer and Director	Dated: February 4, 2015
Cameron Reynolds

	/s/ Rodney Rootsaert	Secretary	Dated: February 4, 2015
Rodney Rootsaert

	/s/ Mike O’Connell	Principal Financial Officer,	Dated: February 4, 2015
	Mike O’Connell	Principal Accounting Officer, & Treasurer

	*	Director	Dated: February 4, 2015
Dr. Martin Faulkes

	*	Director	Dated: February 4, 2015
Guy Innes

	*	Director	Dated: February 4, 2015
Dr. Alan Colman

	*	Director	Dated: February 4, 2015
Dr. Habib Skaff

*By:	/s/ Cameron Reynolds
Cameron Reynolds
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description	Filing
1.01	Form of Underwriting Agreement	Filed herewith.
2.01	Share Purchase Agreement by and between Singapore Volition and Valirx PLC dated September 22, 2010	Filed with the SEC on May 8, 2012 as part of our Amended Current Report on Form 8-K/A.
2.02	Supplementary Agreement to the Share Purchase Agreement by and between Singapore Volition and Valirx PLC dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.01	Amended and Restated Certificate of Incorporation	Filed with the SEC on October 7, 2013 as part of our Current Report on Form 8-K.
3.01(a)	Amendment to Certificate of Incorporation	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
3.01(b)	Certificate for Renewal and Revival of Charter	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.02	Bylaws	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
4.01	2011 Equity Incentive Plan dated November 17, 2011	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.02	Sample Stock Option Agreement	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.03	Sample Stock Award Agreement for Restricted Stock	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.	Filed herewith.
10.01	Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated October 19, 2005	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.02	Patent License Agreement by and between Valirx PLC and Chroma Therapeutics Limited dated October 3, 2007	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.03	Contract Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “Nucleosomics TM ” by and between ValiBio SA and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.04	Non-Exploitation and Third Party Patent License Agreement by and among ValiBio SA, Valirx PLC and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.05#	Agreement by and between Singapore Volition and PB Commodities Pte Limited dated August 6, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.06#	Employment Agreement by and between PB Commodities Pte Ltd and Cameron Reynolds dated September 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.07	Deed of Novation by and among Singapore Volition Pte Limited, Valirx PLC, ValiBio SA and Chroma Therapeutics Limited dated September 22, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.08	Letter of Appointment as Non Executive Director by and between Singapore Volition Pte Limited and Satu Vainikka dated September 22, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.09	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Guy Archibald Innes dated September 23, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.

10.10#	Master Consultancy Services Agreement by and between Singapore Volition Pte Limited and OncoLytika Ltd dated October 1, 2010	Filed with the SEC on April 1, 2013 as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
10.11	Patent License Agreement by and between Singapore Volition and Belgian Volition dated November 2, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.12	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Dr. Alan Colman dated May 25, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.13	License Agreement by and between Singapore Volition and the European Molecular Biology Laboratory dated June 6, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.14	Deed of Novation by and among Imperial College Innovations Limited, Valipharma Limited and HyperGenomics Pte Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.15	Patent License Agreement by and between HyperGenomics Pte Limited and Valipharma Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.16	Consultancy Agreement by and between Singapore Volition Pte Limited and Malcolm Lewin dated July 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.17	Letter of Appointment as Executive Chairman by and between Singapore Volition and Dr. Martin Faulkes dated July 13, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.18	Share Exchange Agreement by and between the Company and Singapore Volition Pte Limited dated September 26, 2011	Filed with the SEC on September 29, 2011 as part of our Current Report on Form 8-K.
10.19	Agreement, Consent and Waiver by and between Standard Capital Corporation and its Shareholders dated September 27, 2011	Filed with the SEC on April 5, 2012 as part of our Amended Current Report on Form 8-K/A.
10.20	Agreement by and between HyperGenomics Pte Limited and PB Commodities Pte Ltd dated October 1, 2011	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.21	Agreement by and between Belgian Volition SA and the Biobank of CHU UCL Mont-Godinne dated August 6, 2012	Filed with the SEC on October 4, 2012 as part of our Amended Registration Statement on Form S-1/A.
10.22	Common Stock Purchase Agreement by and among Volitionrx Limited and the purchasers thereto dated February 26, 2014	Filed with the SEC on February 28, 2014 as part of our Current Report on Form 8-K.
10.23	Service Agreement by and between Singapore Volition and Volition Research Limited dated August 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.24	Settlement Agreement by and between Singapore Volition and Volition Research Limited dated August 11, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.25#	Consultancy Agreement by and between PB Commodities Pte Ltd and Cameron Reynolds effective as of January 1, 2015	Previously filed.
10.26#	Executive Employment Agreement by and between VolitionRx and Cameron Reynolds effective as of January 1, 2015	Previously filed.
10.27#	Consultancy Agreement by and between VolitionRx and Borlaug Limited dated as of January 1, 2015	Previously filed.

10.28#	Employment Agreement by and between VolitionRx and Rodney Rootsaert effective as of January 1, 2015	Previously filed.
10.29#	Master Consultancy Services Agreement by and between Belgian Volition and OncoLytika Ltd. dated January 1, 2014	Previously filed.
10.30#	Agreement by and between VolitionRx and Isosceles Finance Limited dated May 2, 2014	Previously filed.
10.31#	Letter of Appointment as Non-Executive Director by and between VolitionRx and Dr. Habib Skaff dated May 28, 2014	Previously filed.
14.1	Code of Ethics	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
21.1	List of Subsidiaries	Filed with the SEC on October 13, 2011 as part of our Current Report on Form 8-K.
23.1	Auditor Consent	Previously filed.
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)	Filed herewith.
24.1	Powers of Attorney (included on signature page to this Registration Statement)	Previously filed.
101.INS	XBRL Instance Document	Previously filed.
101.SCH	XBRL Taxonomy Extension Schema Document	Previously filed.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Previously filed.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Previously filed.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Previously filed.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Previously filed.

# Management contract or compensatory plan.